Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of BKV Corporation, of our report dated April 29, 2025, relating to the consolidated financial statements of Bedrock Energy Partners, LLC, appearing in BKV Corporation’s Current Report on Form 8-K filed on October 1, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Houston, Texas

August 20, 2026